National Fuel Gas Company

                              OFFICER'S CERTIFICATE

                         Establishing Medium-Term Notes

         Joseph P. Pawlowski, the Treasurer of National Fuel Gas Company, a New Jersey corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated October 14, 1999, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of October 1, 1999 (the "Indenture"), that:

1. The Securities of the first series to be issued under the Indenture shall be designated "Medium-Term Notes, Series E" (the "Medium-Term Notes of the First Series"). The Medium-Term Notes of the First Series are subject to a Periodic Offering. All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in the Indenture;

2. The aggregate principal amount of Medium-Term Notes of the First Series which may be authenticated and delivered under the Indenture is limited to $500,000,000, except as otherwise contemplated in Section 301(b) of the Indenture;

3. The Medium-Term Notes of the First Series shall mature, and the principal thereof shall be due and payable together with all accrued and unpaid interest, on such date not less than nine months nor more than forty years from the date of issuance, as shall be specified in the Medium-Term Notes of the First Series, a form of which is hereto attached as Exhibit A in the case of Medium-Term Notes of the First Series with a fixed interest rate ("Fixed Rate Notes"), and communicated by the Company to the Trustee by a written instruction pursuant to, and in substantially the form attached to, Company Order No. 1 of even date herewith (each, an "Instruction");

4. The Medium-Term Notes of the First Series shall be issued in the denominations of $1,000 and any integral multiple thereof unless otherwise provided in an Instruction;

5. The Medium-Term Notes of the First Series shall bear interest as shall be specified in the Medium-Term Notes of the First Series, a form of which is hereto attached as Exhibit A in the case of Fixed Rate Notes, and as shall be communicated by the Company to the Trustee by an Instruction;

6. The principal of, premium, if any, and each installment of interest on the Medium-Term Notes of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Medium-Term Notes of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or, in certain circumstances described in the form of Medium-Term Notes of the First Series hereto attached as Exhibit A, by wire transfer to an account designated by the person entitled thereto. Notices and demands to or upon the Company in respect of the Medium-Term Notes of the First Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Medium-Term Notes of the First Series;

7. The Medium-Term Notes of the First Series shall be redeemable as shall be specified in the Medium-Term Notes of the First Series, a form of which is hereto attached as Exhibit A in the case of Fixed-Rate Notes, and as shall be communicated by the Company to the Trustee by an Instruction;

8. The Medium-Term Notes of the First Series shall be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company, New York, New York). The Medium-Term Notes of the First Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto, containing certain restrictions on transfer;

9. No service charge will be made for the registration of transfer or exchange of the Medium-Term Notes of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

10. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Medium-Term Notes of the First Series, or any portion of the principal amount thereof, as contemplated by
         Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

              (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Medium-Term Notes of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section
         701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Medium-Term Notes of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

              (B) an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Medium-Term Notes of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

11. The Medium-Term Notes of the First Series that are Fixed Rate Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto and as are specified, or incorporated by reference, in, and communicated by the Company to the Trustee by, an Instruction, and, in the case of Fixed Rate Notes, shall be issued in substantially such form;

12. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the Company's issuance of the Medium-Term Notes of the First Series and in respect of compliance with which this certificate is made;

13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers, employees and counsel of the Company familiar with the matters set forth herein;

14. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the authentication and delivery of the Medium-Term Notes of the First Series requested in the accompanying Company Order No. 1 have been complied with.


         IN WITNESS WHEREOF, I have executed this Officer's Certificate this 14th day of October, 1999.


                                          /s/ J. P. Pawlowski
                                          -------------------
                                          Treasurer

                                                                    EXHIBIT A

                                                      FORM OF FIXED-RATE NOTE


                               [depository legend]

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                       [FORM OF FACE OF MEDIUM-TERM NOTE]

                            NATIONAL FUEL GAS COMPANY

                           MEDIUM-TERM NOTE, SERIES E

NO.

ORIGINAL ISSUE DATE:               PRINCIPAL AMOUNT:                    CUSIP:

ORIGINAL INTEREST                   INTEREST RATE:              MATURITY DATE:
   ACCRUAL DATE:

INTEREST PAYMENT DATES:

REDEEMABLE AT OPTION OF THE COMPANY:          YES ___  NO ___

         [Redemption provisions will be inserted here].


         NATIONAL FUEL GAS COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above, semi-annually on the Interest Payment Dates specified above of each year and on the Maturity Date specified above, from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Security, from the Original Interest Accrual Date. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the calendar month (whether or not a Business Day) next preceding such Interest Payment Date; provided, that if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and provided, further, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (a) at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto, and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities of this series delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                            NATIONAL FUEL GAS COMPANY



                            By:_______________________________________




                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

         Dated:
                        THE BANK OF NEW YORK, as Trustee



                            By:_______________________________________
                                Authorized Signatory

                      [FORM OF REVERSE OF MEDIUM-TERM NOTE]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of October 1, 1999 (herein, together with any amendments or supplements thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on October 14, 1999 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company in respect of this Security, or any portion of the principal amount thereof, upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder shall have offered the Trustee reasonable indemnity, (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (e) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $____. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are transferable to a transferee or transferees, as designated by the Holder surrendering the same for such registration of transfer, and exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.